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[CENVEO logo]                                                     EXHIBIT 99.1



                                                                  NEWS RELEASE

                 CENVEO ANNOUNCES FIRST QUARTER 2006 RESULTS
                 -------------------------------------------

                 1st Quarter EPS of $2.10 per diluted share

                   Non-GAAP EPS of $0.20 per diluted share

           Adjusted EBITDA of $45 million, up 61% from prior year

STAMFORD, CT - (MAY 10, 2006) - Cenveo, Inc. (NYSE: CVO) today announced its results for the three months ended March 31, 2006.

For the first quarter, the Company reported net income of $112.2 million, or $2.10 per diluted share compared to a net loss of $22.6 million, or $0.47 per diluted share in the first quarter of 2005. The first quarter 2006 results include restructuring and impairment charges of $13.5 million, and the gain on sale of non-strategic businesses of $123.4 million, primarily relating to our initial sale of a 63.5% interest in Supremex. Net sales for the quarter decreased to $426.7 million from $449.6 million in 2005, primarily due to the Company's decision to close or sell several non-strategic businesses.

Non-GAAP net income totaled $10.5 million, or $0.20 per diluted share in the first quarter of 2006. Non-GAAP net income excludes restructuring and impairment charges, and gain on sale of non-strategic businesses. A reconciliation of net income to Non-GAAP net income for these adjustments is presented in an attached table.

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, excluding restructuring, impairment, and other charges, gain/loss on sale of non-strategic businesses, divested operations, and stock compensation expense on the adoption of SFAS 123R) in the first quarter of 2006, was $45.0 million compared to Adjusted


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EBITDA of $28.0 million in the same period last year, an increase of 61%. An explanation of the Company's use of Adjusted EBITDA is provided below.

ROBERT G. BURTON, CHAIRMAN AND CHIEF EXECUTIVE OFFICER STATED:
"I am very pleased to report that we achieved substantial operating improvement during the first quarter. Each of our business units met or exceeded budget, resulting in across-the-board improvement in operating margins and an increase in Adjusted EBITDA of 61% versus the prior year. We are also seeing the benefits of effectively leveraging our size with suppliers by driving our purchasing volume to a few strategic business partners, consolidating our back-office functions, and lowering our overhead costs. This continued focus on costs, combined with improved performance from our operations, allowed us to realize over $17 million in cost savings in the first quarter."

MR. BURTON CONTINUED:
"As I stated previously, Cenveo had a strong quarter of operational improvement, highlighted by gains across all of our businesses, particularly with solid performance from our envelope, forms and label segment which showed strong sales and profit gains. We have also made positive improvements in our commercial print segment, which showed dramatic year over year profitability improvement during the quarter. We significantly improved our capital structure with the successful sale of our Canadian envelope business. The total transaction value was approximately $290 million, of which we received approximately $210 million in cash, and a 28.6% retained interest that is currently worth over $80 million at today's market price. As we move further into the year, we will continue to look at improving our capital structure to help position us for future growth opportunities as we expand our platform."

MR. BURTON CONCLUDED:
"Our strong management team and focused operating strategies continue to drive our momentum, positioning the Company favorably to deliver on our previously communicated financial commitments for the rest of the year. I continue to remain very optimistic about the Company's prospects for 2006 and beyond. Our team is committed to creating shareholder value and delivering results that our customers, employees and shareholders expect."

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CONFERENCE CALL:
Cenveo will host a conference call tomorrow, Thursday May 11, 2006, at 10:00 a.m. Eastern Time. The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.



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
                                            CENVEO, INC., AND SUBSIDIARIES
                                   Condensed Consolidated Statements of Operations
                                        (in thousands, except per share data)
                                                     (Unaudited)

                                                                                           --------------------------
                                                                                               THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                           --------------------------
                                                                                              2006            2005
                                                                                           --------------------------
Net sales                                                                                   $426,678        $449,602
Cost of sales                                                                                337,085         364,150
Selling, general and administrative                                                           56,124          69,410
Amortization of intangible assets                                                              1,298           1,330
Restructuring, impairment and other charges                                                   13,476          10,019
---------------------------------------------------------------------------------------------------------------------
  Operating income                                                                            18,695           4,693
(Gain) loss on sale of non-strategic businesses                                             (123,352)            722
Interest expense                                                                              18,037          18,192
Other (income) expense                                                                           222             (11)
---------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                                                            123,788         (14,210)
Income tax expense                                                                            11,586           8,346
---------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                                           $112,202        $(22,556)
---------------------------------------------------------------------------------------------------------------------
Income (loss) per share:
---------------------------------------------------------------------------------------------------------------------
Income (loss) per share--basic                                                                 $2.11          $(0.47)
---------------------------------------------------------------------------------------------------------------------
Income (loss) per share--diluted                                                               $2.10          $(0.47)
---------------------------------------------------------------------------------------------------------------------
Weighted average shares--basic                                                                53,109          47,780
---------------------------------------------------------------------------------------------------------------------
Weighted average shares--diluted                                                              53,536          47,780
---------------------------------------------------------------------------------------------------------------------


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
                                          CENVEO, INC., AND SUBSIDIARIES
                               Reconciliation of net income to Non-GAAP net income
                                       (in thousands, except per share data)
                                                    (Unaudited)

                                                                    ---------------------------------------------
                                                                          THREE MONTHS ENDED MARCH 31, 2006
                                                                    ---------------------------------------------
                                                                                         ADJUSTMENTS
                                                                     AS REPORTED         TO NON-GAAP    NON-GAAP
                                                                    ---------------------------------------------
Net sales                                                              $426,678                 --       $426,678
Cost of sales                                                           337,085                 --        337,085
Selling, general and administrative                                      56,124                 --         56,124
Amortization of intangible assets                                         1,298                 --          1,298
Restructuring and impairment charges                                     13,476            (13,476)            --
-----------------------------------------------------------------------------------------------------------------
  Operating income (loss)                                                18,695             13,476         32,171
-----------------------------------------------------------------------------------------------------------------
(Gain) loss on sale of non-strategic businesses                        (123,352)           123,352             --
Interest expense                                                         18,037                 --         18,037
Other (income) expense                                                      222                 --            222
-----------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                                       123,788           (109,876)        13,912
-----------------------------------------------------------------------------------------------------------------
Income tax expense                                                       11,586             (8,163)         3,423
-----------------------------------------------------------------------------------------------------------------
Net income (loss)                                                      $112,202           (101,713)       $10,489
-----------------------------------------------------------------------------------------------------------------
Income (loss) per share:
--------------------------------------------------------------------------------                     ------------
Income (loss) per share--basic                                            $2.11                             $0.20
--------------------------------------------------------------------------------                     ------------
Income (loss) per share --diluted                                         $2.10                             $0.20
--------------------------------------------------------------------------------                     ------------
Weighted average shares--basic                                           53,109                            53,109
--------------------------------------------------------------------------------                     ------------
Weighted average shares--diluted                                         53,536                            53,536
-----------------------------------------------------------------------------------------------------------------


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
                                         CENVEO, INC., AND SUBSIDIARIES
                                      Condensed Consolidated Balance Sheets
                                                 (in thousands)
                                                   (Unaudited)

                                                                                   ------------------------------
                                                                                       MARCH 31,     DECEMBER 31,
                                                                                         2006            2005
                                                                                   ------------------------------
Assets
Current assets:
         Cash and cash equivalents                                                        $1,394          $1,035
         Accounts receivable, net                                                        223,701         247,277
         Inventories, net                                                                 96,183         108,704
         Receivables from sale of business                                                72,559              --
         Prepaid and other current assets                                                 22,440          25,767
-----------------------------------------------------------------------------------------------------------------
                  Total current assets                                                   416,277         382,783
-----------------------------------------------------------------------------------------------------------------
Property, plant and equipment, net                                                       281,750         317,606
Goodwill                                                                                 255,632         311,146
Investment in affiliate                                                                   34,444              --
Other intangible assets, net                                                              22,664          23,961
Other assets, net                                                                         33,779          44,068
-----------------------------------------------------------------------------------------------------------------
                  Total assets                                                        $1,044,546      $1,079,564
-----------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
         Current maturities of long-term debt                                             $2,822          $2,791
         Accounts payable                                                                140,381         124,901
         Accrued compensation and related liabilities                                     42,473          53,765
         Other current liabilities                                                        73,904          79,051
-----------------------------------------------------------------------------------------------------------------
                  Total current liabilities                                              259,580         260,508
-----------------------------------------------------------------------------------------------------------------
Long-term debt                                                                           684,947         809,345
Deferred income taxes                                                                      4,692          10,045
Other liabilities                                                                         39,758          49,216
Commitments and contingencies
-----------------------------------------------------------------------------------------------------------------
Shareholders' equity (deficit):
         Preferred stock                                                                      --              --
         Common stock                                                                        532             530
         Paid-in capital                                                                 239,940         239,432
         Retained deficit                                                               (192,889)       (305,091)
         Deferred compensation                                                                --          (1,825)
         Accumulated other comprehensive income                                            7,986          17,404
-----------------------------------------------------------------------------------------------------------------
Total shareholders' equity (deficit)                                                      55,569         (49,550)
-----------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity (deficit)                                  $1,044,546      $1,079,564
-----------------------------------------------------------------------------------------------------------------


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
                                          CENVEO, INC., AND SUBSIDIARIES
                                 Condensed Consolidated Statements of Cash Flows
                                                 (in thousands)
                                                   (Unaudited)

                                                                                      ----------------------------
                                                                                           THREE MONTHS ENDED
                                                                                                MARCH 31,
                                                                                      ----------------------------
                                                                                          2006             2005
                                                                                      ----------------------------

                                                                                      ----------------------------
Cash flows from operating activities:
  Net income (loss) ............................................................       $ 112,202         $(22,556)
  Adjustments to reconcile net income (loss) to net cash provided by (used in)
   operating activities:
    Depreciation and amortization...............................................          12,213           14,088
    Non-cash charges, net.......................................................          10,151            5,610
    (Gain) loss on sale of non-strategic businesses.............................        (123,352)             722
Changes in operating assets and liabilities:
    Accounts receivable.........................................................           2,877           (5,522)
    Inventories.................................................................          (2,601)          (6,417)
    Accounts payable and accrued compensation and related
     liabilities................................................................           7,929           (7,304)
    Other working capital changes...............................................          (6,085)             (30)
    Other, net..................................................................           1,348           (1,437)
                                                                                       ---------         --------
      Net cash provided by (used in) operating activities.......................          14,682          (22,846)
Cash flows from investing activities:
  Proceeds from divestitures, net...............................................         119,380            3,058
  Capital expenditures..........................................................          (6,134)          (6,478)
  Acquisition payments..........................................................          (4,653)          (3,653)
  Proceeds from sale of property, plant and equipment...........................             326               21
                                                                                       ---------         --------
      Net cash provided by (used in) investing activities.......................         108,919           (7,052)
Cash flows from financing activities:
  Repayments under senior secured revolving credit facility, net................        (123,931)              --
  Borrowings under senior secured revolving credit facility, net................              --           32,469
  Repayments of long-term debt..................................................            (436)            (565)
  Proceeds from exercise of stock options.......................................           1,110               28
                                                                                       ---------         --------
      Net cash provided by (used in) financing activities.......................        (123,257)          31,932
Effect of exchange rate changes on cash and cash equivalents....................              15               67
                                                                                       ---------         --------
      Net increase in cash and cash equivalents.................................             359            2,101
Cash and cash equivalents at beginning of year..................................           1,035              796
                                                                                       ---------         --------
Cash and cash equivalents at end of quarter.....................................          $1,394           $2,897
                                                                                          ======           ======
                                                                                      ----------------------------


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
                                CENVEO, INC. AND SUBSIDIARIES
                   Reconciliation of Net Income (loss) to Adjusted EBITDA
                                        (in thousands)

                                                                  --------------------------
                                                                      THREE MONTHS ENDED
                                                                          MARCH 31,
                                                                  --------------------------
                                                                     2006            2005
                                                                  --------------------------

                                                                  --------------------------
Net Income (loss)                                                  $ 112,202       $(22,556)
     Interest expense......................................           18,037         18,192
     Income taxes..........................................           11,586          8,346
     Depreciation..........................................           10,298         11,649
     Amortization of intangible assets.....................            1,298          1,360
     Restructuring, impairment and other charges                      13,476         10,019
     (Gain) loss on sale of non-strategic businesses                (123,352)           722
     Divested operations...................................           (8,974)        (9,477)
     Stock compensation expense on adoption of SFAS 123R                 633             --
                                                                  --------------------------

                                                                  --------------------------
Adjusted EBITDA, as defined................................          $35,204        $18,255
                                                                  --------------------------

                                                                  --------------------------
Supremex operations........................................            9,784          9,744
                                                                  --------------------------

                                                                  --------------------------
Adjusted EBITDA, as defined and Supremex operations........          $44,988        $27,999
                                                                  --------------------------


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                                     ###

The common definition of EBITDA is "Earnings before Interest, Taxes, Depreciation and Amortization". Adjusted EBITDA is equivalent to the common definition of EBITDA excluding restructuring, impairment and other charges, gain/loss on sale of non-strategic business, divested operations EBITDA, stock compensation expense on the adoption of SFAS 123R, gain/loss from early extinguishment of debt and gain/loss on disposal of discontinued operations. Restructuring, impairment and other charges have been excluded from Adjusted EBITDA to maintain comparability of our results with the results of competitors using similar measures. Adjusted EBITDA should be used in conjunction with U.S. GAAP financial measures and is not presented as an alternative to cash flow from operations as a measure of our liquidity or as an alternative to net income as an indicator of our operating performance.

We believe the use of Adjusted EBITDA along with U.S. GAAP financial measures enhances the understanding of our operating results and is useful to investors in comparing performance with competitors, estimating enterprise value and making investment decisions. Adjusted EBITDA allows investors to compare operating results of competitors exclusive of depreciation and amortization. Adjusted EBITDA is a useful tool given the significant variation that can result from the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets' lives. Adjusted EBITDA as used here may not be comparable to similarly titled measures reported by competitors. We also use Adjusted EBITDA to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities.

CENVEO, INC. (NYSE: CVO), www.cenveo.com, IS ONE OF NORTH AMERICA'S LEADING PROVIDERS OF PRINT AND VISUAL COMMUNICATIONS, WITH ONE-STOP SERVICES FROM DESIGN THROUGH FULFILLMENT. THE COMPANY'S BROAD PORTFOLIO OF SERVICES AND PRODUCTS INCLUDE COMMERCIAL PRINTING, ENVELOPES, LABELS, PACKAGING AND BUSINESS DOCUMENTS DELIVERED THROUGH A NETWORK OF PRODUCTION, FULFILLMENT AND DISTRIBUTION FACILITIES THROUGHOUT NORTH AMERICA.

                           -----------------------

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual result to differ materially from such forward-looking statements. Those assumptions, risks and uncertainties include, without limitation: (1) general economic, business and labor conditions, particularly as affect the commercial printing, envelopes, labels and


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packaging business, (2) the Company's substantial level of indebtedness, which imposes significant restrictions on the ability to implement the Company's strategic initiatives, (3) the ability to regain profitability after substantial losses in 2004 and 2005, (4) the majority of the Company's sales are not subject to long-term contracts, (5) the impact of changes in the board of directors, the company's CEO and other management and the strategic direction that may be made, (6) the ability to effectively execute cost reduction programs and management reorganizations, (7) the industry is extremely competitive due to over capacity, (8) the impact of the Internet and other electronic media on the demand for envelopes and printed material,
(9) postage rates and other changes in the direct mail industry, (10) environmental laws that may affect the Company's business, (11) the ability to retain key management personnel, (12) compliance with recently enacted and proposed changes in laws and regulations affecting public companies that could be burdensome and expensive, (13) the ability to successfully identify, manage and integrate possible future acquisitions, (14) dependence on suppliers and the costs of paper and other raw materials and the ability to pass price increases onto customers, (15) the ability to meet customer demand for additional value-added products and services, (16) changes in interest rates and currency exchange rates of the Canadian dollar, (17) the ability to manage operating expenses, (18) the risk that a decline in business volume or profitability could result in a further impairment of goodwill, (19) the ability to timely or adequately respond to technological changes in the Company's industry, (20) an adverse development in rating agency credit ratings or assessments, (21) adverse developments in the value of collateral securing financings and (22) the cyclical nature of the Company's industry.

These risks and uncertainties are set forth under Item 1 and Item 1A, Risk Factors, in the Cenveo, Inc. Annual Report in form 10-K for the year ended December 31, 2005, and in the Company's other SEC filings. A copy of the annual report is available on the Company's website at http://www.cenveo.com.

                           -----------------------

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.


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